Exhibit 10.1

SENIOR SECURED PROMISSORY NOTE

Date of Issuance
$3,000,000	December 27, 2018

FOR VALUE RECEIVED, Arcimoto, Inc., an Oregon corporation (the “Company”), hereby promises to pay to the order of FOD CAPITAL, LLC, a Florida limited liability company (together with its permitted successors and assigns, hereinafter referred to as the “Holder”), the principal sum of Three Million Dollars ($3,000,000) together with interest thereon from the date of this note (the “Note”). Interest will accrue at a rate of ten (10%) percent per annum, with a minimum of one (1) year of interest. The outstanding principal and accrued interest of this Note will be due and payable by the Company on the Maturity Date unless the Company elects to prepay the principal and/or accrued interest of this Note in whole or in part. Capitalized terms not defined herein will have the meanings set forth in the Subscription Agreement dated December 27, 2018, by and among the Company and the Holder (the “Subscription Agreement”). This Note is secured pursuant to the terms of a Security Agreement, an IP Security Agreement, and a Lease Collateral Assignment between the Company and the Holder entered into by the parties on even date herewith (together, the “Security Agreement”).

1.  Payment. All payments will be made in lawful money of the United States of America by same day wire transfer of immediately available funds to an account designated by Holder in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. The Note may be prepaid in whole or in part prior to maturity, without any prepayment fee, at any time at the election of the Company, upon at least two (2) days’ prior written notice to the Holder.

2.  Security. This Note is a general secured obligation of the Company, as set forth in the Security Agreement.

3.  Remedies. If any Event of Default occurs and continues for a period of ten (10) days, in the case of an Economic Default, or thirty (30) days, in the case of a Non-Economic Default, after written notice thereof given by Holder, then the Holder shall elect in writing within three (3) days to either: (a) declare the Note immediately due and payable; or (b) continue to hold the Note with the rate of interest increased by 8% (from 10% to 18%) for so long as the Event of Default shall remain uncured.

4.  Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note, and the provision of notice among the Company and the Holder will be governed by the terms of the Subscription Agreement.

5.  Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto. Any transfer of this Note may be affected only pursuant to the Subscription Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other purchasers (or their respective successors or assigns).

6.  Officers and Managers not Liable. In no event will any officer or manager of the Company be liable for any amounts due and payable pursuant to this Note.

7.  Limitation on Interest. In no event will any interest charged, collected, or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holders as a payment of principal.

8.  Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).

9.  Approval. The Company hereby represents that Company’s execution of this Note has been duly approved based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family, or household purpose.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND PAYMENTS HEREUNDER ARE SENIOR AND SUBJECT TO ALL PROVISIONS OF THE SUBSCRIPTION AGREEMENT, INCLUDING WITHOUT LIMITATION SECTION 5 WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE. TO THE EXTENT OF ANY CONFLICT OR INCONSISTENCY, THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT SHALL CONTROL.

[Signature Page Follows]

The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind except as expressly provided in the Subscription Agreement.

Arcimoto, Inc.

/s/ Mark Frohnmayer
By: Mark Frohnmayer
Its: Chief Executive Officer

Acknowledged:

FOD CAPITAL, LLC

/s/ Michael T. Raymond
Name: Michael T. Raymond
Title: Manager

2